UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 29, 2014 (January 29, 2014)

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 (I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

On January 29, 2014, First Industrial Realty Trust, Inc. (the “Company”) and First Industrial, L.P. (the “Operating Partnership”) entered into an Unsecured Term Loan Agreement among the Operating Partnership, as borrower, the Company, as guarantor, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, PNC Bank, National Association, as syndication agent (“PNC”) and certain other lenders thereunder (the “Term Loan Facility”).

The Term Loan Facility provides for a $200.0 million unsecured term loan and allows the Operating Partnership to request incremental term loans in an aggregate amount equal to $100.0 million. The Term Loan Facility provides for interest-only payments initially at LIBOR plus 175 basis points. The rate may be decreased based on the Company’s leverage ratio or, at the Company’s election in the event it achieves an investment grade rating from one of certain rating agencies, based on the Company’s investment grade rating. The Company entered into interest rate swaps to effectively convert this LIBOR rate to a fixed interest rate of approximately 4.04% per annum based on the current LIBOR spread. The Term Loan Facility matures on January 29, 2021.

The Company has fully and unconditionally guaranteed payment of borrowings under the Term Loan Facility. The Operating Partnership intends to use the Term Loan Facility for general business purposes, including, without limitation, working capital needs, repayment of indebtedness and the acquisition and development of property. Each of the Company and the Operating Partnership has had or may have with one or more of the lenders party to the Term Loan Facility customary banking relationships through which a variety of financial services are, were or will be provided, including investment banking, underwriting, lending, commercial banking, treasury management, trustee and other advisory services, and for which such lenders will receive or have received customary fees and expenses.

The description herein of the Term Loan Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Term Loan Facility filed as Exhibit 10.1 hereto.

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01: Regulation FD Disclosure.

On January 29, 2014, the Company issued a press release with respect to the Term Loan Facility. A copy of the press release is attached and incorporated by reference as Exhibit 99.1.

The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Unsecured Term Loan Agreement, dated as of January 29, 2014, among First Industrial, L.P., First Industrial Realty Trust, Inc., Wells Fargo Bank, National Association, PNC Bank, National Association and the other lenders thereunder

99.1	First Industrial Realty Trust, Inc. Press Release dated January 29, 2014 (furnished pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

Date: January 29, 2014	By:	/s/ John W. Lee
John W. Lee
General Counsel